SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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ALLIANCE BANCSHARES CALIFORNIA

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANCE BANCSHARES CALIFORNIA
100 Corporate Pointe
Culver City, CA 90230

April 21, 2008

Dear Shareholders:

We cordially invite you to attend the 2008 Annual Meeting of Shareholders. The meeting will be held on Friday, May 23, 2008 at 10:00 a.m. at the Four Points Sheraton Hotel, 5990 Green Valley Circle, Culver City, California.

We have enclosed the Notice of the 2008 Annual Meeting of Shareholders, the Proxy Statement, a proxy card and a postage prepaid return envelope, and a copy of our 2007 Annual Report to Shareholders, which includes our Form 10-K filed with the Securities and Exchange Commission.

At the meeting, you will be asked to elect nine directors, to approve amendments of our Certificates of Determination for our two outstanding series of preferred stock to eliminate our right to redeem the preferred stock, and to ratify our selection of McGladrey & Pullen, LLP as our independent auditors for the fiscal year ending December 31, 2008. We will also report on our performance in 2007 and answer your questions regarding Alliance Bancshares.

We look forward to seeing you at the meeting.

Sincerely,

Curtis S. Reis
Chairman of the Board
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be held Friday, May 23, 2008
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS To be held Friday, May 23, 2008
ELECTION OF DIRECTORS
APPROVAL OF AMENDMENT OF SERIES A CERTIFICATE OF DETERMINATION
APPROVAL OF AMENDMENT OF SERIES B CERTIFICATE OF DETERMINATION
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
CODE OF ETHICS
REPORT OF THE AUDIT COMMITTEE
SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
OTHER MATTERS
INCORPORATION BY REFERENCE
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

ALLIANCE BANCSHARES CALIFORNIA
100 Corporate Pointe
Culver City, CA 90230

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held Friday, May 23, 2008

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Alliance Bancshares California (the “Company”) will be held on Friday, May 23, 2008 at 10:00 a.m. (California time) at the Four Points Sheraton Hotel, 5990 Green Valley Circle, Culver City, California.

At the Annual Meeting we will ask you to:

1. Elect nine directors to serve for a term of one year and until their successors are elected and qualified. The persons nominated by the Board of Directors (Michael L. Abrams, Robert H. Bothner, Lyn S. Caron, Willie D. Davis, Daniel T. Jackson, Curtis S. Reis, D. Gregory Scott, Andrew A. Talley and Robert H. Thompson) are described in the accompanying Proxy Statement;

2. Approve an amendment of the Certificate of Determination of Rights, Preferences and Privileges of the 7% Series A Non-Cumulative Convertible Preferred Stock to eliminate the Company’s right to redeem the Series A Preferred;

3. Approve an amendment of the Certificate of Determination of Rights, Preferences and Privileges of the 6.82% Series B Non-Cumulative Convertible Preferred Stock to eliminate the Company’s right to redeem the Series B Preferred;

4. Ratify the selection of McGladrey & Pullen, LLP as independent auditors for the fiscal year ending December 31, 2008; and

5. Transact any other business that may properly be presented at the meeting.

If you owned Common Stock of Alliance Bancshares California on April 15, 2008, the record date, you are entitled to attend and vote at the meeting. In addition, if you owned 7% Series A Non-Cumulative Convertible Preferred Stock or 6.82% Series B Non-Cumulative Convertible Preferred Stock on the record date, you are entitled to attend the meeting and vote on the amendment related to the Certificate of Determination for your preferred stock.

With regard to the election of directors, the Bylaws of Alliance Bancshares provide for the nomination of directors in the following manner:

“Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of the shareholders called for the election of directors; or (ii) ten (10) days after the date of the mailing of the notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee of the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of elections shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as director between the last day for giving notice in accordance with this paragraph and the date of the election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.”

By Order of the Board of Directors,

Michael L. Abrams
Corporate Secretary

April 21, 2008

IMPORTANT

THE PROMPT RETURN OF YOUR SIGNED PROXY WILL BE HELPFUL IN REDUCING EXPENSES INCIDENT TO OUR SOLICITATION OF PROXIES.

ALLIANCE BANCSHARES CALIFORNIA

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To be held Friday, May 23, 2008

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this Proxy Statement and proxy card?

We sent you this Proxy Statement and the enclosed proxy card because you own shares of Alliance Bancshares California (“Alliance Bancshares” or “we”). This Proxy Statement, which is furnished by the Board of Directors of Alliance Bancshares, provides you with information that will help you to cast your vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

When you sign the proxy card, you appoint each of Lyn S. Caron and Michael L. Abrams, Directors of Alliance Bancshares, as your representatives at the Annual Meeting (your proxies). Ms. Caron and Mr. Abrams will vote your shares at the Annual Meeting as you have instructed them on your proxy card(s). If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Ms. Caron and Mr. Abrams will vote your shares, under your proxy, in accordance with their best judgment.

We began sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on April 21, 2008 to all shareholders entitled to vote. Shareholders who owned Common Stock on April 15, 2008 (the record date) are entitled to vote on all matters to be considered at this meeting. Shareholders who owned 7% Series A Non-Cumulative Convertible Preferred Stock (the “Series A Preferred”) on the record date are entitled to vote on the amendment of the Certificate of Determination of Rights, Preferences and Privileges of the Series A Preferred (the “Series A Certificate of Determination”). Shareholders who owned 6.82% Series B Non-Cumulative Convertible Preferred Stock (the “Series B Preferred”) on the record date are entitled to vote on the amendment of the Certificate of Determination of Rights, Preferences and Privileges of the Series B Preferred (the “Series B Certificate of Determination,” and together with the Series A Certificate of Determination, the “Certificates of Determination”). On the record date, there were outstanding 6,177,879 shares of Common Stock, 733,050 shares of Series A Preferred and 667,096 shares of Series B Preferred. There is no right of appraisal or similar rights for dissenters associated with any of the matters anticipated to be acted on at the Annual Meeting.

We have enclosed our 2007 Annual Report to Shareholders, which includes our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2007. The Annual Report is not to be considered part of the soliciting materials.

What am I voting on?

We ask you to vote on the election of nine directors, the amendments of the Certificates of Determination, and our selection of independent auditors for 2008. The sections entitled “Election of Directors,” “Approval of Amendment of Series A Certificate of Determination,” “Approval of Amendment of Series B Certificate of Determination,” and “Ratification of the Selection of Independent Auditors” give you more information on these proposals.

At the time this Proxy Statement was printed, we knew of no other matters to be acted on by the shareholders at the Annual Meeting.

How many votes do I have?

You have one vote for each share of our Common Stock on all matters submitted to the shareholders at this Meeting. In the election of directors, holders of Common Stock may be permitted to “cumulate” their votes. If you own Series A Preferred, you are entitled to one vote on the amendment of the Series A Certificate of Determination for each share of Series A Preferred. If you own Series B Preferred, you are entitled to one vote on the amendment of the Series B Certificate of Determination for each share of Series B Preferred. The Series A Preferred and Series B Preferred are not entitled to vote for the election of directors, to approve the amendment of the Certificate of Determination for the other series of Preferred Stock, or to ratify the selection of independent auditors.

What is “cumulative voting”?

Cumulative voting is a manner of voting in the election of directors in which each shareholder is entitled to a total number of votes equal to the number of directors to be elected multiplied by the number of votes the shareholder would have on a single matter. The number of votes a shareholder has on a single matter is the number of shares of Common Stock held by the shareholder. For example, if you hold 1,000 shares of Common Stock, you are entitled to 9,000 total votes in the election of directors (nine — the number of directors — multiplied by one vote per share of Common Stock, or 9,000 votes). A shareholder may use all of his or her votes for one nominee, or may distribute his or her votes among two or more nominees as the shareholder sees fit. No shareholder may cumulate votes unless at least one shareholder gives notice at the Annual Meeting of his or her intention to cumulate votes.

Ms. Caron and Mr. Abrams (your proxies) may, in their discretion, cumulate votes for shares with respect to which they have proxies.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes have no effect on the election of directors or the ratification of the selection of independent auditors.

How can I vote?

You may vote by mail

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the nominees for directors identified in this Proxy Statement, FOR the amendments of the Certificates of Determination and FOR the ratification of our selection of independent auditors.

You may vote in person at the meeting

You may attend the Annual Meeting and vote in person. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Otherwise, we cannot count your votes.

May I revoke my proxy?

If you have returned your signed proxy card, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•	You may send in another proxy with a later date;

•	You may notify our Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	You may vote in person at the Annual Meeting.

How will shares I hold in street name be voted?

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority to vote customers’ shares on certain “routine” matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you have more than one account at the transfer agent and/or with stockbrokers, you will receive separate proxy cards for each account. Please sign and return all proxy cards to ensure that all your shares are voted.

How many shares do you need to hold the Annual Meeting (what are the quorum requirements)?

Shares representing a majority of our outstanding shares of Common Stock on the record date of April 15, 2008 must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Accordingly, a quorum will be 3,088,940 shares of Common Stock.

Shares are counted as present at the meeting if the stockholder either:

•	is present at the meeting; or

•	has properly submitted a proxy card.

Who nominates individuals for election to the Board of Directors?

Our bylaws state that nominations for the election of individuals to the Board of Directors may be made by the Board of Directors or by any holder of our voting stock. Nominations, other than those made by the Board of Directors, must be made in writing. If you wish to make such nominations, your notice must be received by the President of Alliance Bancshares by the later of 21 days prior to the Annual Meeting or ten days after the Notice of Annual Meeting is sent to shareholders. The complete requirements for nominations are set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

If nominations to the Board of Directors are not made as outlined above, the chairperson of the meeting must disregard the nominations and instruct the inspectors of election to disregard all votes cast for such nominees.

How many votes must the director nominees have to be elected?

The nine nominees receiving the highest number of votes will be elected as directors. This number is called a plurality. If you do not vote for a particular nominee, or you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

How many votes are required to approve the amendment of the Series A Certificate of Determination?

Approval of the amendment of the Series A Certificate of Determination requires the affirmative vote of a majority of the outstanding shares of the Series A Preferred voting as a class and the affirmative vote of a majority of the outstanding shares of Common Stock. Thus, approval will require the affirmative vote of at least 366,526 shares of the Series A Preferred and 3,088,940 shares of the Common Stock.

How many votes are required to approve the amendment of the Series B Certificate of Determination?

Approval of the amendment of the Series B Certificate of Determination requires the affirmative vote of a majority of the outstanding shares of the Series B Preferred voting as a class and the affirmative vote of a majority of the outstanding shares of Common Stock. Thus, approval will require the affirmative vote of at least 333,549 shares of the Series B Preferred and 3,088,940 shares of the Common Stock.

How many votes are required to ratify the selection of auditors?

The selection of McGladrey & Pullen, LLP will be ratified if a majority of the votes cast on the selection are in favor of ratification.

Who pays the costs of soliciting these proxies?

We pay for distributing and soliciting proxies and reimburse brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to shareholders. Our directors, officers and regular employees may solicit proxies in person, through mail, telephone or other means. We do not pay those individuals additional compensation for soliciting proxies.

ELECTION OF DIRECTORS

Our bylaws state that the Board of Directors will consist of not less than six directors nor more than eleven directors, with the exact number fixed from time to time by the Board of Directors or by the shareholders. During the past year, the number of directors has been ten, but the Board of Directors has reduced the number of directors to nine as of the Annual Meeting.

The Board of Directors has nominated nine of the current ten directors for re-election. Each nominee has indicated that he or she is willing to serve as a director. If any nominee is unable to serve or for good cause will not serve, Ms. Caron or Mr. Abrams (your proxies) may vote for another nominee proposed by the Board of Directors or the Board of Directors may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, the Board of Directors may fill the vacancy. It is presently intended that all directors elected at the Annual Meeting will also serve as directors of Alliance Bank.

Information About the Directors

The following information is provided regarding the directors, each of whom is a nominee other than Ms. Contratto.

		Year First
		Elected or
		Appointed
	Age at	Director of
Name	4/15/08	Bancshares/Bank	Principal Occupation

Michael L. Abrams	63	2000/1980	Mr. Abrams is an attorney specializing in family law. Since 1991, he has conducted his practice as the owner of a law firm known as the Law Offices of Michael L. Abrams, which became a Professional Corporation in 2006.
Robert H. Bothner	79	2000/1989	Mr. Bothner was in the securities business from 1956 to 1988, and served as Chairman of Sutro & Co., Inc., a securities dealer and investment banking firm, from July 1986 until his retirement in 1988.
Lyn S. Caron	63	2000/1986	Ms. Caron has been with Alliance Bank since 1980, including serving as an Executive Vice President since 1999. She has also been an Executive Vice President of Alliance Bancshares since it was formed in 2000.
Blair A. Contratto	52	2006/2006	Ms. Contratto was the Chief Executive Officer of Little Company of Mary Health Services, a member of Providence Health Systems, Torrance, California from 1999 to 2006 and was employed with that organization for over twenty years. She is currently a business consultant.
Willie D. Davis	71	2000/1979	Mr. Davis is, and has been since 1977, President of All Pro Broadcasting, Inc., owner-operator of radio stations KCXX-FM in San Bernardino, California, KATY-FM in Temecula, California and WZI-FM, WLUM-FM and WMCS-AM in Milwaukee, Wisconsin. Mr. Davis is a member of the Board of Directors of Fidelity National Title & Trust, MGM Mirage and Manpower, Inc. Mr. Davis also serves as a trustee emeritus of the University of Chicago and Marquette University.

		Year First
		Elected or
		Appointed
	Age at	Director of
Name	4/15/08	Bancshares/Bank	Principal Occupation

Daniel T. Jackson	49	2006/2006	Mr. Jackson was appointed Executive Vice President and Chief Credit Officer of the Company in connection with its formation in 2000 and became President/Chief Operating Officer in 2005. He has been employed by Alliance Bank since 1997, and was appointed Executive Vice President and Chief Credit Officer of Alliance Bank in 1999 and President/Chief Operating Officer in 2005.
Curtis S. Reis	73	2000/1986	Mr. Reis has been Chief Executive Officer of Alliance Bancshares since it was formed in 2000 and was President from 2001 until October 31, 2005. He has also served as Chief Executive Officer of Alliance Bank since 1986 and Chairman of Alliance Bank since 1991. Mr. Reis has been a commercial banker for over 45 years, 24 of which were with Bankers Trust Company, New York City, and six years with Crocker Bank, Los Angeles. Mr. Reis served as a director of the California Bankers’ Association for over 12 years, and is a past Chairman.
D. Gregory Scott	52	2000/1990	Mr. Scott is a certified public accountant who has been a self-employed investor since 1998. Mr. Scott is a Director and Chairman of the Audit Committee of Bridgford Foods, Inc.
Andrew A. Talley	52	2003/2003	Mr. Talley has been President of Talley & Company, Certified Public Accountants, located in Orange, California, since 1989. He is a certified public accountant and an attorney.
Robert H. Thompson	71	2000/1986	Mr. Thompson has owned the Hal Thompson Company, a commercial and industrial real estate brokerage firm in the Los Angeles metropolitan area, for more than the past five years.

Director Independence

Our Board of Directors has determined that each of the following directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market Marketplace Rules: Michael L. Abrams, Robert H. Bothner, Blair A. Contratto, Willie D. Davis, D. Gregory Scott, Andrew A. Talley and Robert H. Thompson. Under this definition, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Because our Common Stock is not listed on the NASDAQ Stock Market or on any other securities exchange, the Company is not subject to the NASDAQ Stock Market Marketplace Rules or comparable rules of any securities exchange regarding director independence.

Board Meetings

The Board of Directors met 12 times during 2007. No director attended less than 75% of all meetings held in 2007 of the Board of Directors and committees on which he or she served.

Board Committees

The following information is provided regarding certain Board committees standing during 2007.

Audit Committee.  The members of the Audit Committee in 2007 were Messrs. Scott (Chairman), Bothner and Talley. Mr. Talley became Chairman as of January 1, 2008. The Audit Committee held seven meetings during 2007. The functions of the Audit Committee and its activities during 2007 are described below under the heading “Report of the Audit Committee.”

The Board of Directors has determined that Mr. Scott is an “audit committee financial expert” as that term is defined in Regulation S-K of the Securities and Exchange Commission. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934 and under the rules of the NASD (although such rules are not applicable to Alliance Bancshares because our Common Stock is not listed on the NASDAQ Stock Market or on any national securities exchange).

The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is available on our website at www.allbank.com.

Compensation and Nominating Committee.  The members of the Compensation and Nominating Committee are Messrs. Davis (Chairman), Bothner, Talley and Abrams and Ms. Contratto. Each member of the Compensation and Nominating Committee is “independent” within the meaning of the NASDAQ Stock Market Marketplace Rules. The Compensation and Nominating Committee met seven times during 2007.

The purposes of the Compensation and Nominating Committee are to: (i) review not less than annually the performance and compensation of our executive officers; (ii) make recommendations to the Board of Directors regarding the compensation of our executive officers; (iii) establish the amount and criteria for bonuses; (iv) recommend to the Board of Directors individuals to fill vacancies created by the resignation of directors or the expansion of the Board of Directors; and (v) recommend the slate of directors to be nominated by the Board of Directors for election at annual meetings of shareholders. The Compensation and Nominating Committee operates under a written charter that the Board of Directors adopted in December 2005. A copy of the current charter is available on our website at www.allbank.com.

For a discussion of the processes and procedures that the Compensation and Nominating Committee uses in connection with considering executive compensation, see “Executive Compensation.”

The Compensation and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors. The Compensation and Nominating Committee believes that members of the Board of Directors should have the highest professional and personal ethics and values. When considering candidates for director, the Compensation and Nominating Committee takes into account a number of factors in addition to the foregoing, including the following:

•	Judgment, skill, integrity and reputation;

•	Experience at policy-making level in business, government or education;

•	Experience in banking and the businesses targeted by us for lending and deposit relationships;

•	Independence from management;

•	Willingness to devote the required amount of time to perform duties and responsibilities of a director and a commitment to enhancing shareholder value;

•	Willingness to represent the interests of all shareholders;

•	Existing commitments to other businesses;

•	Actual or potential conflicts of interest with other pursuits;

•	Corporate governance background;

•	Financial and accounting background, to enable the Compensation and Nominating Committee to determine whether the candidate would be suitable for Audit Committee membership;

•	Executive compensation background, to enable the Compensation and Nominating Committee to determine whether the candidate would be suitable for membership on the Compensation and Nominating Committee; and

•	Size and composition of the existing Board of Directors.

The Compensation and Nominating Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board of Directors at a given point in time, and not all of the above factors are weighted equally. The Compensation and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Compensation and Nominating Committee will periodically assess the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or other factors. If vacancies are anticipated, or otherwise arise, or the size of the Board of Directors is expanded, the Compensation and Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Compensation and Nominating Committee through current Board members or management, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Compensation and Nominating Committee, and may be considered at any point during the year.

The Compensation and Nominating Committee will consider candidates for directors recommended by shareholders who follow the proper procedures in submitting the recommendation. To be considered for election at an annual meeting, the recommendation must be submitted no later than January 31 of the year in which the meeting will be held. The recommendation must by in writing addressed to the Corporate Secretary and must include the following: (i) a statement that the writer is a stockholder and is proposing a candidate for consideration by the Compensation and Nominating Committee; (ii) name and contact information for the candidate; (iii) a statement of the candidate’s business and educational experience; (iv) information regarding each of the factors listed above (other than the factor regarding board size and composition) sufficient to enable the Compensation and Nominating Committee to evaluate the candidate; (v) a statement detailing any relationship between the candidate and any competitor of Alliance Bancshares and its subsidiaries; (vi) detailed information about any relationship or understanding between the writer and the candidate; and (vii) a statement that the candidate is willing to be considered and is willing to serve as a director if nominated and elected.

Stockholders may personally nominate directors at an annual meeting by following the procedures for stockholder nominations set forth in the Bylaws, which are set forth under “Information about the Annual Meeting and Voting — Who nominates individuals for election to the Board of Directors?”

Compensation of Directors

The following table provides information concerning the compensation of our directors for services as director in 2007:

Director Compensation(1)

	Fees Earned
	or Paid	Option
	in Cash	Awards	Total
Name	($)	($)(2)	($)

Michael L. Abrams	$41,900	$7,700	$49,600
Robert H. Bothner	60,400	6,400	66,800
Blair A. Contratto	34,400	7,400	41,800
Willie D. Davis	33,900	7,700	41,600
D. Gregory Scott	57,500	7,700	65,200
Andrew A. Talley	38,600	12,500	51,100
Robert H. Thompson	51,000	7,700	58,700

(1)	Directors who are also employees (Lyn S. Caron, Daniel T. Jackson and Curtis S. Reis) receive no separate compensation for services as director.

(2)	The amounts shown are the amounts of compensation expense recognized by us relating to the vesting of options, as described in Financial Accounting Standards No. 123R. Non-employee directors held options to purchase the following numbers of shares of Common Stock as of December 31, 2007:

Number of
Shares
Underlying
Director	Options

Michael L Abrams	18,000
Robert H. Bothner	8,000
Blair A. Contratto	7,000
Willie D. Davis	18,000
D. Gregory Scott	8,000
Andrew A. Talley	13,000
Robert H. Thompson	8,000

Alliance Bancshares does not pay cash fees to its directors but from time to time grants options to its non-employee directors under its stock plans. In 2007, options to purchase an aggregate of 14,000 shares of the our Common Stock were granted to non-employee directors.

Alliance Bank compensates its non-employee directors. Through June 2007, Alliance Bank paid non-employee directors an annual retainer of $12,000, a fee of $1,000 for each Board of Directors meeting attended and a fee of $500 for each Board committee meeting attended ($1,000 for the Chairman of the Audit Committee for each Audit Committee meeting attended). Effective on July 1, 2007, Alliance Bank increased the fees payable to its non-employee directors to an annual retainer of $17,000, a fee of $1,500 for each Board of Directors meeting attended and a fee of $750 for each Board committee meeting attended ($1,500 for the Chairman of the Audit Committee for each Audit Committee meeting attended).

Director Attendance at Annual Meetings

We typically schedule a board meeting in conjunction with our Annual Meeting and expect that our directors will attend, absent a valid business or personal conflict. All directors except Mr. Scott and Ms. Caron attended our 2007 Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of the Board nominees.

APPROVAL OF AMENDMENT OF SERIES A CERTIFICATE OF DETERMINATION

In March 2008 our Board of Directors approved an amendment (the “Series A Amendment”) of the Series A Certificate of Determination to delete in its entirety Section 7. Section 7 provides that on and after December 31, 2012 we have the right, subject to applicable law and regulation, to redeem all or a portion of the outstanding shares of the Series A Preferred (the “Series A Redemption Feature”). The redemption price is the original purchase price of the Series A Preferred ($10.50 per share) plus any declared and unpaid dividends. We currently have 733,050 shares of Series A Preferred outstanding. There are no arrears in dividends or defaults in principal or interest regarding the Series A Preferred.

Reasons for the Series A Amendment

The purpose of the Series A Amendment is to allow the Series A Preferred to be reflected as shareholders’ equity on our balance sheet. Presently, the Series A Preferred is reflected under the caption “Redeemable Preferred Stock,” which is neither a liability nor shareholders’ equity but considered “mezzanine capital” for financial reporting purposes.

The Series A Preferred is not treated as shareholders’ equity because of the Series A Redemption Feature. Without the Series A Redemption Feature, the Series A Preferred would be treated as shareholders’ equity.

We believe that treatment of the Series A Preferred as shareholders’ equity would be beneficial to us because it will increase our shareholders’ equity by $7.7 million. As of December 31, 2007, if the Series A Preferred and the Series B Preferred would have been treated as shareholders’ equity, our shareholders’ equity would have been $56.8 million, as compared to $37.8 million, and our ratio of shareholders’ equity to total assets would have been 5.33% instead of 3.54%. We believe that the capital markets look to an enterprise’s total shareholders’ equity and equity-to-assets ratio in assessing the financial strength of the enterprise. This will be advantageous to us should we desire to access the capital markets.

We believe the elimination of the Series A Redemption Feature will have no adverse effect on the Series A Preferred, as the shares would no longer be subject to redemption at our option for their original purchase price plus accrued and unpaid dividends. Thus, until such time that the holders elect to convert their shares into Common Stock, or their shares are automatically converted into Common Stock under the Series A Certificate of Determination, they will continue to be entitled to the dividends on their Series A Preferred and the liquidation preference of their Series A Preferred. Each share of Series A Preferred converts into one share of Common Stock automatically if the market price of the Common Stock exceeds $16.00 per share for 60 consecutive trading days after December 31, 2008.

If the Series A Redemption Feature is removed, the Company will be giving up its right to redeem the Series A Preferred on or after December 31, 2012. Without the Series A Amendment, on or after December 31, 2012, our Board of Directors may determine to redeem the Series A Preferred if it has not been automatically converted into Common Stock, or if not all of the Series A Preferred has been converted, in order to eliminate multiple classes of capital stock or eliminate the dividend obligation. However, we believe that the benefits from including the Series A Preferred as shareholders’ equity outweigh these detriments.

Required Vote for Approval

Our Board of Directors directed that the Series A Amendment be submitted for approval by our shareholders as required by California law. Under California law, approval of the Series A Amendment requires the affirmative vote of a majority of the outstanding shares of the Series A Preferred and the affirmative vote of a majority of the outstanding shares of Common Stock.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the amendment of the Series A Certificate of Determination to delete Section 7 and thus eliminate the Company’s right to redeem the Series A Preferred.

APPROVAL OF AMENDMENT OF SERIES B CERTIFICATE OF DETERMINATION

In March 2008 our Board of Directors approved an amendment (the “Series B Amendment”) of the Series B Certificate of Determination to delete in its entirety Section 7. Section 7 provides that on and after September 30, 2013 we have the right, subject to applicable law and regulation, to redeem all or a portion of the outstanding shares of the Series B Preferred (the “Series B Redemption Feature”). The redemption price is the original purchase price of the Series B Preferred ($17.50 per share) plus any declared and unpaid dividends. We currently have 667,096 shares of Series B Preferred outstanding. There are no arrears in dividends or defaults in principal or interest regarding the Series B Preferred.

Reasons for the Series B Amendment

Like the purpose of the Series A Amendment, the purpose of the Series B Amendment is to allow the Series B Preferred to be reflected as shareholders’ equity on our balance sheet. Presently, the Series B Preferred is reflected under the caption “Redeemable Preferred Stock,” which is neither a liability nor shareholders’ equity but considered “mezzanine capital” for financial reporting purposes.

The Series B Preferred is not treated as shareholders’ equity because of the Series B Redemption Feature. Without the Series B Redemption Feature, the Series B Preferred would be treated as shareholders’ equity.

The reasons for the Series B Amendment, and the benefits and detriments, are the same as for the Series A Amendment. In this respect, it should be noted that each share of Series B Preferred converts into one share of Common Stock at any time at the option of the holder and automatically if the market price of the Common Stock exceeds $22.00 per share for 60 consecutive trading days after September 30, 2010.

Required Vote for Approval

Our Board of Directors directed that the Series B Amendment be submitted for approval by our stockholders as required by California law. Under California law, approval of the Series B Amendment requires the affirmative vote of a majority of the outstanding shares of the Series B Preferred and the affirmative vote of a majority of the outstanding shares of Common Stock.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the amendment of the Series B Certificate of Determination to delete Section 7 and thus eliminate the Company’s right to redeem the Series B Preferred.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

McGladrey & Pullen, LLP audited our financial statements for the years ended December 31, 2007 and 2006. We expect a representative from McGladrey & Pullen, LLP will be present at the Annual Meeting. We will provide the representative with the opportunity to make a statement if desired and to respond to appropriate questions by shareholders.

We paid the following fees to McGladrey & Pullen, LLP in 2006 and 2007:

	2006	2007

Audit fees	$175,000	$265,000
Audit-related fees(1)	4,000	14,000
Tax fees(2)	16,000	35,000
All other fees(3)	—	9,450

(1)	Principally for attendance at meetings for assurance matters and assistance with accounting assistance matters.

(2)	Principally for preparation of tax returns and tax planning.

(3)	For interest rate risk audit.

It is the policy of the Audit Committee that it must pre-approve all audit and non-audit services by the independent auditor. The Audit Committee has delegated to the Chairman of the Committee the authority to approve certain non-audit services. All of the services performed by McGladrey & Pullen, LLP in 2006 and 2007 were pre-approved by the Audit Committee.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the ratification of the selection of McGladrey & Pullen, LLP as our independent auditors for the year ending December 31, 2008.

The ratification of the selection of McGladrey & Pullen, LLP requires the affirmative vote of the holders of a majority of the number of shares voting on this matter. If the shareholders do not ratify the selection, the adverse vote will be deemed to be an indication to the Audit Committee that it should consider selecting other independent auditors for 2008. Because of the difficulty and expense of substituting accounting firms, it is the intention of the Audit Committee that the appointment of McGladrey & Pullen, LLP for the year 2008 will stand unless, for a reason other than the adverse vote of the shareholders, the Audit Committee deems it necessary or appropriate to make a change. The Audit Committee also retains the power to appoint another independent auditor at any time or from time to time if it determines it is in our best interests.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table provides information as of the record date regarding the Common Stock, the Series A Preferred and the Series B Preferred beneficially owned by: (i) each person we know to beneficially own more than 5% of the outstanding Common Stock; (ii) each of our directors and nominees for director; (iii) each of our executive officers named in the Summary Compensation Table included in this Proxy Statement; and (iv) all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, to our knowledge each person identified in the table has sole voting and investment power with respect to the shares shown as beneficially owned.

	Common			Series A		Series B
	Stock			Preferred		Preferred
	Beneficially		Percent of	Beneficially	Percent of	Beneficially	Percent of
Name and Address of Beneficial Owner(1)	Owned		Class	Owned	Class	Owned	Class

Michael L. Abrams	127,050	(2)	2.0%	10,000	1.4%	6,100	0.9%
Robert H. Bothner	131,603	(3)	2.1	7,000	1.0	6,000	0.9
Lyn S. Caron	119,000	(4)	1.9	5,000	0.7	6,000	0.9
Blair A. Contratto	1,200	(5)	—	—	—	—	—
Willie D. Davis	561,573	(6)	9.0	14,000	1.9	6,000	0.9
Daniel T. Jackson	55,100	(7)	0.9	2,500	0.3	2,000	0.3
Curtis S. Reis	929,345	(8)	15.0	9,000	1.2	4,000	0.6
D. Gregory Scott	150,824	(9)	2.4	10,000	1.4	10,000	1.5
Andrew A. Talley	21,200	(10)	0.3	10,000	1.4	6,000	0.9
Robert H. Thompson	292,109	(11)	4.7	5,000	0.7	20,000	3.0
David C. Holmes	4,300	(12)	0.1	—	—	—	—
Pamela Reis	801,270	(13)	12.9	15,000	2.0	6,000	0.9
c/o Curtis Reis 100 Corporate Pointe Culver City 90230
All directors and executive officers as a group (13 persons)	2,417,154	(14)	37.6	75,000	10.2	68,100	10.2

(1)	The business address of each director and executive officer is c/o Alliance Bancshares California, 100 Corporate Pointe, Culver City, California 90230.

(2)	Includes: (i) 12,200 shares that may be acquired upon exercise of options: (ii) 10,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 6,100 shares that may be acquired upon conversion of the Series B Preferred.

(3)	Includes: (i) 3,200 shares that may be acquired upon exercise of options; (ii) 7,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 6,000 shares that may be acquired upon conversion of the Series B Preferred.

(4)	Includes: (i) 22,400 shares that may be acquired upon exercise of options; (ii) 5,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 6,000 shares that may be acquired upon conversion of the Series B Preferred.

(5)	Includes 1,000 shares that may be acquired upon exercise of options.

(6)	Includes: (i) 12,200 shares that may be acquired upon exercise of options; (ii) 14,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 6,000 shares that may be acquired upon conversion of the Series B Preferred.

(7)	Includes: (i) 16,100 shares that may be acquired upon exercise of options; (ii) 2,500 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 2,000 shares that may be acquired upon conversion of the Series B Preferred.

(8)	Includes: (i) 4,500 shares that may be acquired upon exercise of options; and (ii) 766,270 shares, including 9,000 shares that may be acquired upon conversion of the Series A Preferred and 4,000 shares that may be acquired upon conversion of the Series B Preferred, held by the Reis Family Trust, with respect to which Mr. Reis shares voting and investment power with his spouse, Pamela Reis, as co-trustee.

(9)	Includes: (i) 2,200 shares that may be acquired upon exercise of options; (ii) 10,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 10,000 shares that may be acquired upon conversion of the Series B Preferred.

(10)	Includes: (i) 5,200 shares that may be acquired upon exercise of options; (ii) 10,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 6,000 shares that may be acquired upon conversion of the Series B Preferred.

(11)	Includes: (i) 2,200 shares that may be acquired upon exercise of options; (ii) 10,000 shares owned by a partnership of Mr. Thompson and his children; (iii) 5,000 shares that may be acquired upon conversion of the Series A Preferred; and (iv) 20,000 shares that may be acquired upon conversion of the Series B Preferred.

(12)	Represents shares that may be acquired upon exercise of options.

(13)	Includes: (i) 6,000 shares that may be acquired upon conversion of the Series A Preferred; (ii) 2,000 shares that may be acquired upon conversion of the Series B Preferred; and (iii) 766,270 shares, including 9,000 shares which may be acquired upon conversion of the Series A Preferred and 4,000 shares that may be acquired upon conversion of the Series B Preferred, held by the Reis Family Trust, with respect to which Ms. Reis shares voting and investment power with her spouse, Curtis S. Reis, as co-trustee (the shares under (iii) are the same 766,270 shares described in footnote (8) as beneficially owned by Mr. Reis).

(14)	Includes: (i) 101,200 shares that may be acquired upon exercise of options; (ii) 75,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 68,100 shares that may be acquired upon conversion of the Series B Preferred.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and 10% shareholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Common Stock and to provide us with copies of the reports. Based on our review of these reports, we believe that all of these persons have filed all required reports on a timely basis in 2007.

EXECUTIVE OFFICERS

Our executive officers are Curtis S. Reis, Daniel T. Jackson, Lyn S. Caron, Daniel L. Erickson, David C. Holmes and Jeffrey D. Hamilton. Biographical information concerning Mr. Reis, Mr. Jackson and Ms. Caron are included under the section “Election of Directors.”

Mr. Erickson (age 63), who is a certified public accountant, has been Executive Vice President and Chief Financial Officer of Alliance Bancshares and Alliance Bank since 2002.

Mr. Holmes (age 66) was appointed Executive Vice President/Regional Banking Centers in 2005. Mr. Holmes has been employed with us since 1998 and was previously Senior Vice President and Regional Manager of the Orange County Regional Office.

Mr. Hamilton (age 59) was appointed Executive Vice President and Chief Credit Officer effective May 1, 2006. Mr. Hamilton was employed at Orange County Business Bank from October 2002 to January 2006 as Executive Vice President and Chief Credit Officer.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows certain information regarding total compensation for 2007 and 2006 for the Chief Executive Officer and the two other most highly compensated executive officers of the Company (the “Named Executive Officers”).

Summary Compensation Table

				Option	All Other
		Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)

Curtis S. Reis	2007	$280,000	$43,400	$27,400	$12,300	$363,100
Chief Executive Officer	2006	248,400	232,400	19,100	12,200	512,100
Daniel T. Jackson	2007	227,000	30,900	27,900	20,900	306,700
President and Chief	2006	206,700	167,900	19,800	26,100	420,500
Operating Officer
David C. Holmes	2007	180,000	76,100	22,500	20,900	299,500
Executive Vice President	2006	161,700	107,100	20,000	19,800	308,600

(1)	Includes, in addition to annual bonuses, commissions for the generation of eligible new business and employee referral fees.

(2)	The amounts shown are the amounts of compensation expense recognized by us in 2007 relating to the vesting of stock options in 2007, as described in Financial Accounting Standards No. 123R. For a discussion of valuation assumption used in the calculation of these amounts for the fiscal year ended December 31, 2007, see Note 8 — Stock Options of Notes to Consolidated Financial Statements included in Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

(3)	Includes amounts contributed by the Company under the Alliance Bank Employees’ Savings Plan and automobile allowances for Messrs. Jackson and Holmes

Our Board of Directors determines executive officer and director compensation based on recommendations by the Compensation and Nominating Committee. In order to make its recommendations to our Board of Directors, the Compensation and Nominating Committee considers the recommendations of the Chief Executive Officer (who makes compensatory recommendations for all executive officers other than for himself and the President/Chief Operating Officer), reviews third-party compensation surveys and may from time to time consult with independent compensation consultants. With regard to executive officers, the Compensation and Nominating Committee reviews and considers the total compensation package, including salaries, bonuses, long-term incentive awards and perquisites, and makes its compensation recommendations consistent with its guiding principles of fairness to employees, retention of talented executives and fostering improved performance to benefit our shareholders.

In 2007, the Compensation and Nominating Committee retained ECG Group, a compensation consulting firm, to conduct a survey of executive and director compensation in a defined peer group of fifteen companies that the consultant considered to be comparable to us for such purposes. The surveyed companies were selected from publicly traded banks or bank holding companies operating in southern California based on: (i) similarity of their product lines to ours; (ii) comparability to us based on size, as measured through annual revenue, market capitalization and other financial measures of organizational scope and complexity; and (iii) the competitive market for executive talent. ECG Group’s report provided the Compensation and Nominating Committee with performance comparisons and our relative ranking in all pay categories and offered recommendations regarding program changes and refinements.

The bonuses for 2007 were determined under our annual cash bonus program. A bonus pool was established in an amount equal to our return on average equity for 2007 multiplied by our net income for 2007, adjusted upward or downward by a percentage ranging from 0% to 150% based on the actual achievement of five specific corporate goals (earnings growth, asset growth, credit quality, regulatory rating and diluted earnings-per-share growth). The bonuses for Mr. Reis and Mr. Jackson had been fixed early in 2007 at 16% and 11%, respectively, of the bonus pool. The remainder of the bonus pool was distributed to the other executive officers and eligible employees, with each person’s bonus based principally on the level of achievement of the corporate, department and individual performance goals at the discretion of the Committee. Mr. Holmes also received $69,700 under our sales incentive program, which amount is included in his bonus amount in the Summary Compensation Table.

None of our executive officers has an employment agreement.

Outstanding Equity Awards

The following table provides information concerning unexercised options for each Named Executive Officer outstanding as of December 31, 2007. The only outstanding equity awards for the Named Executive Officers as of December 31, 2007 were options.

Outstanding Options at December 31, 2007

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options	Options	Exercise	Expiration
Name	(#) Exercisable	(#) Unexercisable(1)	Price ($)	Date

Curtis S. Reis	—	5,000	$6.71	7/10/2008
	3,000	6,000	9.90	11/19/2009
	1,500	6,000	17.77	5/31/2011
	—	10,000	18.15	05/25/2012
Daniel T. Jackson	2,000	—	2.00	6/30/2010
	5,000	—	2.75	7/1/2011
	6,000	4,000	9.00	11/19/2014
	2,000	3,000	15.75	10/28/2015
	1,100	4,400	16.15	5/31/2016
	—	10,000	16.50	05/25/2017
David C. Holmes	1,000	2,000	9.00	5/21/2014
	1,000	3,000	11.00	5/18/2015
	2,000	3,000	15.75	10/28/2015
	300	1,200	16.15	5/31/2016
	—	2,000	16.50	05/25/2017

(1)	These options vest in equal annual installments over a five-year period on each anniversary of the grant date, subject to continued service with us, and have a ten-year term, except for options granted to Curtis S. Reis, which have five-year terms. The following table shows the vesting schedules relating to the options awards that are represented in the above table by their expiration dates:

Option Award Vesting Schedules

Expiration Date	Grant Date	Vesting Schedules

7/10/2008	7/10/2003	Options vest in five equal annual installments on July 10 of 2004, 2005, 2006, 2007 and 2008, subject to continued service with us.
11/19/2009	11/19/2004	Options vest in five equal annual installments on November 19 of 2005, 2006, 2007, 2008 and 2009, subject to continued service with us.
5/31/2011	5/31/2006	Options vest in five equal annual installments on May 31 of 2007, 2008, 2009, 2010 and 2011, subject to continued service with us.
5/21/2014	5/21/2004	Options vest in five equal annual installments on May 21 of 2005, 2006, 2007, 2008 and 2009, subject to continued service with us.
11/19/2014	11/19/2004	Options vest in five equal annual installments on November 19 of 2005, 2006, 2007, 2008 and 2009, subject to continued service with us.
5/18/2015	5/18/2005	Options vest in five equal annual installments on May 18 of 2006, 2007, 2008, 2009 and 2010, subject to continued service with us.
10/28/2015	10/28/2005	Options vest in five equal annual installments on October 28 of 2006, 2007, 2008, 2009 and 2010, subject to continued service with us.
5/31/2016	5/31/2006	Options vest in five equal annual installments on May 31 of 2007, 2008, 2009, 2010 and 2011, subject to continued service with us.
5/25/2017	5/25/2007	Options vest in five equal annual installments on May 25 of 2008, 2009, 2010, 2011 and 2012, subject to continued service with us.

2005 Equity Incentive Plan

Our 2005 Equity Incentive Plan (the “2005 Plan”) provides for the issuance of up to 450,000 shares of Common Stock (or Common Stock equivalents) to our directors, employees, consultants and advisors. The purpose of the 2005 Plan is to encourage selected employees, directors, consultants and advisors to accept and continue employment or service with us and to increase their interest in our welfare with the ability to participate in the growth of the value of our Common Stock. The 2005 Plan may be administered by either our Board of Directors or, at the discretion of our Board, a committee of our Board (the “Administrator”). The Plan will terminate on March 24, 2015.

The Administrator may authorize the following types of awards under the 2005 Plan: (1) the grant of “incentive” stock options, which are options intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (“ISOs”); (2) the grant of options which do not meet those requirements (“Non-Qualified Options”); (3) the sale of Common Stock (“Restricted Stock”); and (4) the grant of stock appreciation rights (“SARs”). No person may receive options, SARs or Restricted Stock in any 12-month period for more than 100,000 shares.

The exercise price of any option, or the base value of any SAR, may not be less than the fair market value of the Common Stock on the date of grant (110% of the fair market value for options granted to 10% shareholders). No option or SAR may be exercised more than 10 years after the date of grant (five years with respect to options granted to 10% shareholders). No option may be transferred or assigned without the consent of the Administrator except by will or the laws of descent and distribution. The exercise price of options may be paid in cash or, with the consent of the Administrator, by a full recourse promissory note, delivery of other shares of Common Stock (including shares acquired upon exercise of the related options), or by cashless exercise, subject to applicable regulations.

Restricted Stock may be sold at a sales price not less than the fair market value of the Common Stock on the date of sale. The Administrator determines the terms and conditions of the sale, including the consideration for the Restricted Stock, which may include cash, promissory notes and services.

We generally grant options only at the Board meetings held in May and October. The Board of Directors makes these grants based on recommendations by the Compensation and Nominating Committee. In order to make its recommendations, the Compensation and Nominating Committee considers the proposed option grants submitted by the Chief Executive Officer for each executive officer other than himself and the President/Chief Operating Officer. The Compensation and Nominating Committee considers each executive officer’s contribution to our success, taking into consideration competitive grant levels and total options that would be outstanding as a percentage of shares outstanding.

The 2005 Plan is presently our only plan pursuant to which we may issue equity compensation.

Change of Control and Termination Payments

We have no agreements or arrangements with executive officers that provide for payments upon a change of control or termination of employment.

TRANSACTIONS WITH RELATED PERSONS

From time to time we have made loans to directors and executive officers. All of these loans, which were either made or were outstanding in 2007, were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectability or present other unfavorable features. Under our loan policy, any loan to a director or executive officer must be approved in advance by our Board of Directors with the interested director refraining from voting or participation in the discussion regarding the loan.

CODE OF ETHICS

We have a code of ethics that applies to our officers and employees. We will provide without charge a copy of the code of ethics to any person who so requests by a letter addressed to the Corporate Secretary, Alliance Bancshares California, 100 Corporate Pointe, Culver City, California 90230.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Alliance Bancshares California specifically incorporates this Report by reference therein.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. In this connection, the Audit Committee assists the Board of Directors in oversight of the Alliance Bancshares’ accounting and financial reporting, internal controls and the audit of the financial statements. The Audit Committee advises the Board of Directors in the selection, evaluation and replacement of independent auditors to the Board of Directors, approves all non-audit services and fees for audit and non-audit services charged by the independent auditors.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”) filed with the Securities and Exchange Commission, as well as the unaudited financial statements filed with our Quarterly Reports on Form 10-Q during 2007. The Audit Committee also met and discussed with the independent auditors the matters required to be discussed by Statements on Accounting Standards (SAS) No. 61. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from the Alliance Bancshares and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 which were provided to the Audit Committee.

The Audit Committee also met and discussed with the independent auditors issues related to the overall scope and objectives of the audit, internal controls, the specific results of the audit investigation, critical accounting policies and the subjective judgments utilized in the preparation of the financial statements. Management attended some or all of each of these meetings.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2007 Form 10-K filed with the Securities and Exchange Commission.

Management is responsible for Alliance Bancshares’ financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Alliance Bancshares’ independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes. It is neither the duty nor responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of Alliance Bancshares and they may not be, and they do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on Alliance Bancshares’ financial statements. The oversight by the Audit Committee does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s consultations and discussions with management and the independent auditors do not assure that Alliance Bancshares’ financial statements are presented in accordance with generally accepted accounting principles, that the audit of Alliance Bancshares financial statements has been carried out in accordance with generally accepted auditing standards or that Alliance Bancshares’ independent accountants are in fact “independent.”

Respectfully submitted by the Audit Committee.

Andrew A. Talley, Chairman
Robert H. Bothner
D. Gregory Scott

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders who want to communicate with the Board of Directors or any individual Director should write to: Corporate Secretary, Alliance Bancshares California, Culver City, California 90230. The letter should indicate that you are a shareholder of Alliance Bancshares California, and set forth the number of shares you hold and how the shares are held if they are not registered in your name. Depending upon the subject matter, the Corporate Secretary will:

•	Forward the communication to the Director or Directors to whom it is addressed;

•	Delegate the inquiry to management where it is a request for information about us or a stock-related matter; or

•	Not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic, or is repetitive or redundant.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

If you wish to submit a proposal to be included in our proxy statement for the 2009 Annual Meeting of Shareholders, we must receive it on or before January 1, 2009. Please address your proposal to: Corporate Secretary, Alliance Bancshares California, 100 Corporate Pointe, Culver City, California 90230.

OTHER MATTERS

Management does not know of any matters to be presented to the Meeting other than those set forth above. However, if other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.

INCORPORATION BY REFERENCE

Information regarding the Company’s financial statements, supplementary financial information, management’s discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure, and quantitative and qualitative disclosures about market risk is incorporated by reference to our annual report on Form 10-K.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Alliance Bancshares California will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules thereto, to any shareholder who so requests by writing to Corporate Secretary, Alliance Bancshares California, 100 Corporate Pointe, Culver City, California 90230.

By Order of the Board of Directors

Michael L. Abrams
Corporate Secretary

Dated: April 21, 2008

. NNNNNNNNNNNN Alliance Bancshares California NNNNNNNNN Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote “FOR” all nominees and “FOR” Proposals 2 — 4. 1. Election of the following nominees as directors: 01 — Michael L. Abrams 02 — Robert H. Bothner 03 — Lyn S. Caron (Mark only if you own Common Stock) 04 — Willie D. Davis 05 — Daniel T. Jackson 06 — Curtis S. Reis + 07 — D. Gregory Scott 08 — Andrew A. Talley 09 - Robert H. Thompson Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees 01 02 03 04 05 06 07 08 09 Mark here to vote FOR All nominees EXCEPT — To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain For Against Abstain 2. Amendment of the Certificate of Determination of Rights, 3. Amendment of the Certificate of Determination of Rights, Preferences and Privileges of the 7% Series A Non- Preferences and Privileges of the 6.82% Series B Non-Cumulative Convertible Preferred Stock to eliminate the Cumulative Convertible Preferred Stock to eliminate the Company’s right to redeem the Series A Preferred. (Mark Company’s right to redeem the Series B Preferred. (Mark only if you own Common Stock or Series A Preferred) only if you own Common Stock or Series B Preferred) 4. Ratification of the selection of McGladrey & Pullen, LLP as 5. Upon such other matters as may properly come before the independent auditors. (Mark only if you own Common Stock) Meeting or any adjournments thereof. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Alliance Bancshares California ANNUAL MEETING OF SHAREHOLDERS May 23, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIANCE BANCSHARES CALIFORNIA The undersigned hereby appoints Lyn S. Caron and Michael L. Abrams, and each of them, the proxy or proxies of the undersigned with full powers of substitution to each to attend the 2008 Annual Meeting of Shareholders of Alliance Bancshares California (the “Company”) to be held on Friday, May 23, 2008 at the Four Points Sheraton Hotel, 5990 Green Valley Circle, Culver City, California beginning at 10:00 A.M. local time (the “Meeting”), and any adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the Proxy Statement dated April 21, 2008. This proxy will be voted FOR the nominees, FOR the amendments to the Certificates of Determination for the Series A Preferred and the Series B Preferred, and FOR ratification of the selection of independent auditors unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the Meeting. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2007 ANNUAL REPORT (WHICH INCLUDES THE FORM 10-K) OF ALLIANCE BANCSHARES CALIFORNIA. (This proxy is continued on the reverse side. Please date, sign and return promptly.)

. NNNNNNNNNNNN Alliance Bancshares California NNNNNNNNNNNNNNN C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 NNNNNNNNN ADD 6 Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote “FOR” all nominees and “FOR” Proposals 2 — 4. 1. Election of the following nominees as directors: 01 — Michael L. Abrams 02 — Robert H. Bothner 03 — Lyn S. Caron (Mark only if you own Common Stock) 04 — Willie D. Davis 05 — Daniel T. Jackson 06 — Curtis S. Reis + 07 — D. Gregory Scott 08 — Andrew A. Talley 09 — Robert H. Thompson Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees 01 02 03 04 05 06 07 08 09 Mark here to vote FOR All nominees EXCEPT — To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain For Against Abstain 2. Amendment of the Certificate of Determination of Rights, 3. Amendment of the Certificate of Determination of Rights, Preferences and Privileges of the 7% Series A Non- Preferences and Privileges of the 6.82% Series B Non-Cumulative Convertible Preferred Stock to eliminate the Cumulative Convertible Preferred Stock to eliminate the Company’s right to redeem the Series A Preferred. (Mark Company’s right to redeem the Series B Preferred. (Mark only if you own Common Stock or Series A Preferred) only if you own Common Stock or Series B Preferred) 4. Ratification of the selection of McGladrey & Pullen, LLP as 5. Upon such other matters as may properly come before the independent auditors. (Mark only if you own Common Stock) Meeting or any adjournments thereof. B Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark b ox to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1 U P X 0 1 7 3 4 2 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00VYSB

3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Alliance Bancshares California ANNUAL MEETING OF SHAREHOLDERS May 23, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIANCE BANCSHARES CALIFORNIA The undersigned hereby appoints Lyn S. Caron and Michael L. Abrams, and each of them, the proxy or proxies of the undersigned with full powers of substitution to each to attend the 2008 Annual Meeting of Shareholders of Alliance Bancshares California (the “Company”) to be held on Friday, May 23, 2008 at the Four Points Sheraton Hotel, 5990 Green Valley Circle, Culver City, California beginning at 10:00 A.M. local time (the “Meeting”), and any adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the Proxy Statement dated April 21, 2008. This proxy will be voted FOR the nominees, FOR the amendments to the Certificates of Determination for the Series A Preferred and the Series B Preferred, and FOR ratification of the selection of independent auditors unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the Meeting. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2007 ANNUAL REPORT (WHICH INCLUDES THE FORM 10-K) OF ALLIANCE BANCSHARES CALIFORNIA. (This proxy is continued on the reverse side. Please date, sign and return promptly.)